UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2017

ELOXX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 19, 2017,  Eloxx Pharmaceuticals Ltd., an Israeli company (“Eloxx”) and Sevion Sub Ltd., an Israeli company (“Acquisition Sub”), and a wholly-owned subsidiary of Sevion Therapeutics, Inc., a Delaware corporation (the “Company”), completed the previously announced merger of Acquisition Sub with and into Eloxx, with Eloxx surviving the merger as a wholly-owned subsidiary of the Company (the “Transaction”). The Transaction was effected pursuant to an Agreement, dated May 31, 2017, by and among the Company, Acquisition Sub and Eloxx as amended on August 1, 2017 and on November 23, 2017 (the “Agreement”).

Pursuant to the terms and conditions of the Agreement, at the effective time of the Transaction (the “Effective Time”), each issued and outstanding ordinary and preferred share of Eloxx was converted into the right to receive 5.28 shares of Company common stock, par value 0.01 (the “Common Stock”) after giving effect to the Reverse Stock Split (the “Exchange Ratio”) (as defined in Item 3.03 below), which shall constitute, an aggregate of 68.74% of the issued and outstanding capital stock of the Company as of the Effective Time, calculated on a Fully Diluted As Converted Basis (as defined in the Agreement), but excluding any then outstanding warrants and options to acquire shares of the Company’s Common Stock and any of the warrants and options to acquire ordinary shares of Eloxx that were assumed by the Company in connection with the Transaction.

At the Effective Time, the Company also assumed both the outstanding options of Eloxx and the outstanding warrants of Eloxx, each of which was converted into an option or warrant, as applicable, to acquire shares of Company Common Stock. In addition, as part of the Company’s assumption of the outstanding Eloxx options, the Company also assumed Eloxx’s 2013 Share Ownership and Stock Option Plan, including the shares reserved under such plan (as described below in Item 3.02). No fractional shares of common stock were issued in connection with the Transaction. Instead, stockholders of record who were otherwise entitled to receive fractional shares will receive a cash payment.

On December 19, 2017, in connection with the Certificate of Amendment described below in Item 5.03 and the consummation of the Transaction, the Company changed its name from “Sevion Therapeutics, Inc.” to “Eloxx Pharmaceuticals, Inc.,” and on December 20, 2017 the stock of the combined company began trading on the OTCQB Marketplace under the name Eloxx Pharmaceuticals, Inc. A copy of the Certificate of Amendment effecting the name change is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This discussion is qualified in its entirety by reference to the full text of the Certificate of Amendment.

The foregoing description of the Agreement and the Transaction is not complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2017, the Amendment to the Agreement, dated as of August 1, 2017, by and among the Company, Acquisition Sub and Eloxx, which was attached as Exhibit 2.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and the Second Amendment to the Agreement, dated as of November 23, 2017, by and among the Company, Acquisition Sub and Eloxx, which was attached at Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2017, the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Agreement, in connection with the Transaction, the Company issued 20,316,656 shares of common stock to the existing shareholders of Eloxx. Of this amount, approximately 11.9 million shares were issued to existing shareholders of Eloxx pursuant to a certain share purchase agreement previously entered into among Eloxx and certain investors (pursuant to which $21.5 million was invested during the period from May 2017 until August 2017, and an additional $4 million was invested upon consummation of the Transaction).

Pursuant to the subscription agreements previously entered into among the Company and certain investors, as previously disclosed in the Company’s Current Report on Form 8-K dated July 28, 2017, the Company issued approximately 4,499,997 shares upon consummation of the Transaction.  An additional 500,000 shares were previously issued in July 2017 pursuant to such subscription agreements.

In addition, at the Effective Time, the Company assumed the obligations under outstanding warrants previously issued by Eloxx and, in connection therewith, issued warrants to purchase 346,307 shares of the Company’s common stock to certain warrant holders of Eloxx.

Further, at the Effective Time, the Company assumed all of the outstanding obligations under the Eloxx 2013 Share Ownership and Option Plan (the “2013 Plan”) and, accordingly, the Company has reserved 2,307,738 shares of the Company’s common stock for issuance upon the exercise of such options. As part of the Company’s assumption of the outstanding options under the 2013 Plan, the Company also assumed the 2013 Plan and accordingly reserved 189,751 shares of the Company’s common stock for future grants. (such number excludes the grants to Mr. Gregory Weaver and Dr. Neal Sharpe, approved by the Company’s Board on December 20, 2017).

The number of securities issued, the nature of the Transaction, and the nature and amount of consideration received by the Company are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such sales were exempt from registration under Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

As previously announced in the Company’s Current Report on Form 8-K dated December 7, 2017, at a special meeting of the stockholders of the Company held on December 7, 2017, the Company’s stockholders approved the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s Common Stock and authorized the Company’s Board of Directors (the “Board”) to, in its sole discretion, select a ratio between 1-for-2 and 1-for-100, inclusive.

Subsequently, the Board determined to set the reverse stock split ratio at 1-for-20 (the “Reverse Stock Split”). The Reverse Stock Split became effective as of 4:00 p.m., Eastern Time on December 19, 2017, pursuant to a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware on December 18, 2017.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.2 and is incorporated herein by reference. This discussion is qualified in its entirety by reference to the full text of the Certificate of Amendment.

In connection with the Reverse Stock Split, the CUSIP number of the Common Stock was changed to 29014R 103. The Common Stock began trading on the OTCQB Marketplace on a split-adjusted basis on December 20, 2017.

As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s issued and outstanding Common Stock will be converted into one (1) share of Common Stock, reducing the number of issued and outstanding shares of the Company’s Common Stock from approximately 53,957,518 to approximately 2,697,876 million, including and accounting for the issuance of shares in connection with the Transaction. There was no change in the par value of the Common Stock.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by twenty (20), instead received a cash amount equal to the resulting fractional interest in one share of the Company’s Common Stock to which the stockholder would have otherwise be entitled at the closing trading price of the Company’s Common Stock on December 18, 2017, the trading day immediately preceding the effective date of the reverse stock split, multiplied by twenty.

The Reverse Stock Split will not change the authorized number of shares of Common Stock or preferred stock of the Company. Pursuant to the terms of the Company’s outstanding convertible securities, its options and warrants, the number of shares into which such convertible securities may be converted will be proportionately adjusted to reflect the Reverse Stock Split, and, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under of all of the Company’s outstanding stock options and warrants to Common Stock, and the number of shares reserved for issuance pursuant to the Company’s equity compensation plans will be reduced proportionately.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective on December 19, 2017, the Company dismissed RSM US LLP (“RSM”) as its independent registered public accounting firm. Effective December 20, 2017, the Board engaged Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“EY”), as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2017.

RSM audit reports on the Company’s financial statements for the fiscal years ended June 30, 2016 and June 30, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports contained an explanatory paragraph noting that there was substantial doubt as to the Company’s ability to continue as a going concern. In addition, Sevion management concluded that there was a reportable event pursuant to Item 304(a)(1)(v)(A) of Regulation S-K, due to Sevion management’s determination that material weaknesses existed in Sevion’s internal control over financial reporting as of June 30, 2016 and June 30, 2017 and, as a result, its disclosure controls and procedures were not effective.

During the years ended June 30, 2016 and June 30, 2017 and the subsequent interim period through the date of RSM dismissal, there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM would have caused it to make reference to the subject matter thereof in connection with its report.

During the years ended June 30, 2016 and June 30, 2017 and the subsequent interim period through the date of RSM’s dismissal, neither the Company nor anyone acting on its behalf consulted EY regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company provided RSM with a copy of this report prior to the filing hereof and have requested that RSM furnish to us a letter addressed to the SEC stating whether it agrees with the statements made by us in this report. RSM has furnished such letter, which letter is filed as an exhibit hereto, as required by Item 304(a)(3) of Regulation S-K under the Securities Act.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 regarding the Transaction and the information set forth in Item 5.02 regarding the Company’s Board is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Departures

On December 14, 2017, and effective at the Effective Time, David Rector, John Braca, and Dr. Phillip Frost resigned from their positions as directors of the Company. On December 18, 2017, and effective at the Effective Time, Dr. Vaughn Smider resigned from his position as director of the Company. Their resignations were in connection with the Transaction and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Steven Rubin continues to serve as a director of the Company.

Appointment of Directors

Effective on December 19, 2017, Dr. Robert Heft, Tomer Kariv, Ran Nussbaum, Dr. Silvia Noiman, Gadi Veinrib, Dr. Zafrira Avnur and Martijn Kleijwegt, each of whom served on the board of directors of Eloxx prior to the Transaction, were appointed to the Board.

Except for the provisions of the Agreement pursuant to which Eloxx and certain significant shareholders have rights to designate members of the Board, there is no arrangement or understanding between Dr. Heft, Mr. Kariv, Mr. Nussbaum, Dr. Noiman, Mr. Veinrib, Dr. Avnur and Mr. Kleijwegt, respectively, and any other person pursuant to which any of Dr. Heft, Mr. Kariv, Mr. Nussbaum, Dr. Noiman, Mr. Veinrib, Dr. Avnur and Mr. Kleijwegt was appointed as a director.

The Board appointed the following directors to serve on the following committees of the Board:

Committee	Directors
Audit Committee	Steven Rubin, Martijn Kleijwegt and Gadi Veinrib
Compensation Committee	Dr. Robert Heft, Gadi Veinrib and Dr. Zafrira Avnur
Corporate Governance and Nominating Committee	Dr. Robert Heft, Gadi Veinrib and Dr. Zafrira Avnur

Named Executive Officers Departures

As of the Effective Time, on December 19, 2017, each of David Rector (Chief Executive Officer), Dr. Vaughn Smider (Chief Scientific Officer ), Dr. Miguel A. de los Rios (Vice President of Research and Development), Dr. James Graziano (Chief Technology Officer) and James Schmidt (Chief Financial Officer) voluntarily resigned from their respective positions as officers of the Company.

Pursuant to Sevion’s retention policy, Dr. Smider, Dr. de los Rios and Dr. Graziano will receive cash payments of $40,000, $87,500 and $122,500, respectively, as severance. Dr. de los Rios and Dr. Graziano will also received $33,000 each to cover certain employee benefits costs.

Appointment of Officers

Following the consummation of the Transaction, on December 20, 2017, Dr. Silvia Noiman was appointed Chief Executive Officer of the Company. In this role Dr. Noiman will serve as the Company’s Principal Executive Officer. In addition, also effective on December 20, 2017, Gregory Weaver and Dr. Pedro Huertas were appointed as the Chief Financial Officer of the Company and Chief Medical Officer of the Company, respectively. In his role as Chief Financial Officer, Mr. Weaver will serve as the Company’s Principal Accounting Officer.

Employment Arrangement with Dr. Silvia Noiman

The terms of Dr. Noiman’s compensation for service as an officer of the Company have not yet been determined.  The Company is currently compensating Dr. Noiman in accordance with the terms of her consulting agreement with Eloxx, dated as of December 1, 2014, which is attached as Exhibit 10.1 hereto.

Pursuant to her consulting agreement, Dr. Noiman is entitled to a monthly consulting fee of Israeli New Shekel (NIS) 60,000, plus the applicable value added tax. In addition, upon the completion of certain performance milestones, the Compensation Committee of the Board may consider, at its sole discretion, granting Dr. Noiman a bonus, in an amount up to three (3) months of the consulting fee, subject to the approval of the Board. The consulting agreement with Dr. Noiman is terminable by either of the parties by a four (4) months prior written notice to the other party, unless otherwise earlier terminated for cause, in which case a fourteen (14) day prior written notice to Dr. Noiman of any breach is required instead. On April 2014, Dr. Noiman was granted with an option to purchase 349,400 Ordinary Shares of the Company, which were subject to a 3-year vesting, at an exercise price equal to their par value. This option includes an acceleration in the event that Eloxx terminates the engagement with Dr. Noiman, as well as extended exercise period to three (3) years following termination. In addition, Dr. Noiman was granted (i) on November 2014, an option to purchase 74,871 Ordinary Shares of the Company, in the aggregate, valued at $60,000 (which includes an extended exercise period), (ii) on January 2016, an option to purchase 69,880 Ordinary Shares of the Company, in the aggregate, valued at $70,000 (iii) on July 2017, an option to purchase 45,557 Ordinary Shares of the Company, in the aggregate, valued at $43,536 (the foregoing figures have been adjusted to reflect both the Exchange Ratio and the Reverse Stock Split). These options were assumed by the Company in connection with the Transaction as described in Items 2.01 and 3.02 above.

Employment Arrangement with Gregory Weaver

The terms of Mr. Weaver’s compensation for service as an officer of the Company, have not yet been determined.  The Company is currently compensating Mr. Weaver in accordance with the terms of his offer letter from Eloxx, dated as of September 11, 2017, which is attached as Exhibit 10.2 hereto.

Pursuant to the terms of his offer letter, Mr. Weaver is entitled to an annual salary of $345,000, and to additional employee benefits, such as paid annual vacation days, severance pay, annual recreation allowance, manager’s insurance, sick leave, health and dental insurance, enrollment in the 401k plan and expense reimbursement. In addition, Mr. Weaver is entitled to an annual target bonus of up to 40% of his base salary bonus, determined in accordance with certain performance milestones determined by the Board. Mr. Weaver’s offer letter is terminable by either the company or Mr. Weaver upon thirty (30) days’ prior written notice, unless earlier terminated. Mr. Weaver shall be entitled to a six (6) month severance pay including salary and benefits should his employment be terminated by the Company following the first anniversary of his employment or to a decreased pro-rata amount, if his employment is terminated by the Company prior to such first anniversary, in each case, unless earlier terminated by the Company for cause. Mr. Weaver’s offer letter contains customary provisions regarding confidentiality of information and assignment of inventions to the Company, non-solicitation and non-competition provisions. Mr. Weaver’s offer letter also provides for a grant of share options to purchase an aggregate of 399,266 ordinary shares, par value $0.01 each at an exercise price of $7.00 per share, as adjusted to account for the Reverse Stock Split.

Employment Arrangement with Pedro Huertas

The terms of Dr. Huertas’ compensation for service as an officer of the Company, have not yet been determined.  The Company is currently compensating Dr. Huertas in accordance with the terms of his offer letter from Eloxx, dated as of April 17, 2015, which is attached as Exhibit 10.3 hereto.

Pursuant to the terms of his offer letter, Dr. Huertas is entitled to an annual salary of $300,000, and to additional employee benefits, such as paid annual vacation days, severance pay, vision, health and dental insurance, enrollment in the 401k plan and expenses reimbursement. In addition, Dr. Huertas received a one-time cash bonus of $25,000, which was paid in two equal installments, the first upon executing the offer letter and the second six (6) months after his execution of the offer letter. Mr. Huertas is also entitled to an annual target bonus of up to 30% of his base salary, determined in accordance with certain performance milestones determined by the Board. Dr. Huertas’s offer letter is terminable by either the company or Dr. Huertas upon thirty (30) days’ prior written notice, unless earlier terminated. Dr. Huertas’ shall be entitled to a twelve (12) month severance pay including salary and employee benefits should his employment be terminated by the company following the first anniversary of his employment or to a decreased pro-rata amount, if his employment is terminated by the Company prior to such first anniversary, in each case, unless earlier terminated by the Company for cause. In the event Dr. Huertas’ termination by the Company in connection with a Change of Control Event (as defined in his offer letter) or if Dr. Huertas’ resigns for a good reason within twelve (12) months of such Change of Control Event, Dr. Huertas shall be entitled to (i) a continuation of his salary for twelve (12) months, plus a bonus payment equal to the bonus earned in the preceding year, plus employee benefits and (ii) all unvested and outstanding stock options will accelerate and vest in full as of the time of his termination. Dr. Huertas’ offer letter contains customary provisions regarding confidentiality of information and assignment of inventions to the Company, non-solicitation and non-competition provisions. In addition, Dr. Huertas’ was granted (i) on January 2015, an option to purchase 120,363 Ordinary Shares of the Company, in the aggregate, valued at $120,570, (ii) on May 2015, an option to purchase 24,957 Ordinary Shares of the Company, in the aggregate, valued at $25,000, (iii) on July 2017, an option to purchase 14,395 Ordinary Shares of the Company, in the aggregate, valued at $13,757 (the foregoing figures have been adjusted to reflect both the Exchange Ratio and the Reverse Stock Split).

Indemnification Agreements

On December 20, 2017, the Company entered into indemnification agreements with each of its incoming directors and executive officers, Dr. Heft, Mr. Kariv, Mr. Nussbaum, Dr. Noiman, Mr. Veinrib, Dr. Avnur, Mr. Kleijwegt, Mr. Weaver and Dr. Huertas as well as, Yair Shamir, in his capacity as an observer. Pursuant to the indemnification agreements, the Company has agreed to indemnify and hold harmless its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements, subject to limitations contained there in, obligate the Company to cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his service as a current or former director, officer, employee or agent of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also create certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the Company’s certificate of incorporation or bylaws of the Company, any agreement, or otherwise.

The foregoing description of the indemnification agreements is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached as Exhibit 10.4 hereto, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 20, 2017, the Company’s Board approved a change in its fiscal year end from June 30 to December 31 to align with the fiscal year end of Eloxx. Following such change, the date of the Company’s next fiscal year end is December 31, 2017.

The information set forth in Item 3.03 hereof is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

Eloxx is a clinical-stage global biopharmaceutical company focused on discovering, developing and commercializing novel medicines to treat patients with cancer or with genetic rare diseases caused by nonsense mutations. A nonsense mutation is a single change in a sequence of DNA in a particular gene that leads to the creation of shortened, or truncated, proteins. A truncated protein is devoid of function and causes the manifestation of disease. The disease depends on the mutated gene, the protein it encodes and the tissue in which the protein is expressed. Our mission is to develop medicines that can profoundly improve the lives of patients suffering from these genetic rare diseases.

Our compounds modulate the activity of the ribosome, the organelle within living cells responsible for protein production, a process also known as translation. The compounds allow the ribosome to read through the nonsense mutation in the mRNA (which is conveyed from the DNA sequence), to restore the translation process to produce full length, functional proteins. As our compounds target the general mechanism for protein production in the cell, we believe they have the potential to treat hundreds of genetic diseases and several types of cancer regardless of the mutated gene.

Our lead compound, ELX-02, is one of several new chemical entities we are developing that act as translational read through inducing drugs (or TRIDs). ELX-02 is currently in clinical development. We believe that ELX-02 is a disease-modifying therapy that may change the course of hundreds of genetic diseases and improve the lives of many patients. Nonsense mutations account for an average of 12% of all mutations in patients suffering from more than 2,000 genetic diseases. Our preclinical data suggests that ELX-02 has beneficial effects in animal models of nonsense mutations of each of the following diseases: cystic fibrosis, cystinosis, mucopolysaccharidosis type 1, Duchenne muscular dystrophy and Rett syndrome, demonstrating beneficial effects in multiple organs such as lungs, brain, kidney, muscles and others.

As part of our clinical program, we have conducted a single ascending dose (SAD) study in healthy volunteers in Israel and Belgium and now we are pursuing a two-pronged approach in an effort to accelerate the development of ELX-02. In November 2017, we started a multiple ascending dose (MAD) study in healthy volunteers in Europe. The MAD study will enable us to start phase 2 studies in multiple indications for ELX-02. In parallel with the MAD study, we are exploring the possibility of commencing a phase 2 trial, based on the results of our SAD study, for genetic disease indications with unmet medical needs where no therapies exist, such as nonsense mutations cystic fibrosis (nmCF). The Israeli Ministry of Health (iMOH) has informed us that the MAD study would be required in Israel, in order to commence a phase 2 trial.

nmCF has a significant unmet need. Cystic fibrosis (CF) is the most prevalent genetic disease in the Western World and approximately 10% of the CF patients carry nonsense mutation on the Cystic Fibrosis Transmembrane Conductance Regulator (CFTR) gene. Beyond symptomatic and palliative care, these patients do not have approved, disease-specific, therapies available.

The European Medicines Agency (EMA) has designated ELX-02 as an orphan medicine for the treatment of mucopolysaccharidosis type I (MPS I), and the U.S. Food and Drug Administration (FDA) has granted orphan drug designation to ELX-02 for the treatment of MPS I and for Rett Syndrome. These diseases are additional indications for ELX-02 under consideration. We believe that, based on the results of our phase 2 trials, additional orphan drug designations may be obtained.

Currently, we are also in the early stages of testing ELX-02 or other proprietary compounds to treat oncological diseases caused by acquired nonsense mutations such as the p53 nonsense mutations. These mutations alter the apoptosis pathway of the cell and support cancer cell replication. Cancer genome sequencing has shown that 42% of cases across 12 tumor types carry mutant p53. The prevalence of inactivating nonsense mutations in p53 is about 70% in ovarian cancer, for example. Using our TRIDs to produce wild-type p53, we hope to restore the natural apoptosis process in cancer cells. This represents a novel therapy to treat types of cancers caused by the p53 nonsense mutation.

We further intend to explore the combination of ELX-02 with antibodies developed by Fabrus Inc. (“Fabrus”) and controlled by Sevion prior to the Transaction, and to study the Fabrus antibodies’ synergistic effects in the treatment of cancer.

Prior to the merger, Sevion controlled an antibody platform technology via Fabrus, allowing the discovery of unique monoclonal antibodies against difficult membrane targets in several therapeutic areas. Several antibodies in the pipeline target important cell surface molecules involved in cancer progression. Sevion has discovered humanized antibodies against oncology targets, including DLL4, ErbB2, ErbB3 and CXCR4, which have been engineered to have activity in in vitro systems. These cell surface proteins are validated, therapeutically high value targets in the disease fields of oncology. Of special interest is the antibody against CXCR4, which is highly expressed in ovarian cancer and its expression is negatively regulated by p53. Thus, combination of a ELX-02 for p53 nonsense mutations and a CXCR4 inactivating antibody might potentially result in a synergistic effect. We are planning to test this effect in several tumor cells.

Eloxx holds worldwide development and commercialization rights to ELX-02, and other designer aminoglycosides, for all indications, in all territories, under a license from the Technion Research and Development Foundation Ltd. and Prof. Timor Baasov, the inventor of our compounds who has served as a senior consultant to Eloxx since our incorporation in September 2013.

In parallel, Eloxx is pursuing business development activities through royalty-bearing licensing out of certain technologies outside the field of cancer to maximize the Fabrus technology value. This includes SVN-001 an ion channel blocking antibody that has been implicated in a number of different autoimmune disorders, including rheumatoid arthritis, psoriasis and multiple sclerosis.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report are based upon information available to the Company as of the date of this report and expectations and assumptions underlying such statements are inherently subject to uncertainties, risks and changes that are difficult to predict. These forward-looking statements are not guarantees of future performance and actual results could differ materially from those expressed or implied in such statements. A variety of factors could cause or contribute to such differences, including risks and uncertainties detailed from time to time in the Company’s filings with the SEC. Except as required by law, the Company assumes no obligation to, and does not intend to, update these forward-looking statements, whether as a result of new information, future events or otherwise.

On December 19, 2017, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this current Report on Form 8-K.

On December 20, 2017, the Company issued a press release announcing the consummation of the Transaction. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Eloxx as of December 31, 2016, as well as the unaudited consolidated financial statements of Eloxx as of and for the nine months ended September 30, 2017, are filed, respectively, as Exhibits 99.3 and 99.4 to this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial statements of the Company and Eloxx as of and for the nine months ended September 30, 2017 and the year ended December 31, 2016 are filed as Exhibit 99.5 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement, dated as of May 31, 2017, by and among Sevion Therapeutics, Inc., Sevion Sub, Ltd. and Eloxx Pharmaceuticals Ltd. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K on June 6, 2017).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

10.1	Consulting Agreement, dated December 1, 2014, by and between Eloxx Pharmaceuticals Ltd. and Dr. Silvia Noiman.

10.2	Offer to Gregory Weaver from Eloxx Pharmaceuticals Ltd., dated September 11, 2017.

10.3	Offer to Pedro Huertas from Eloxx Pharmaceuticals Ltd., dated April 17, 2015.

10.4	Form of Indemnification Agreement.

16.1	Letter to the SEC from RSM US LLP

23.1	Consent of Independent Registered Accounting Firm

99.1	Press Release, dated December 19, 2017.

99.2	Press Release, dated December 20, 2017.

99.3	Audited Consolidated Financial Statements of Eloxx Pharmaceuticals Ltd. as of and for the years ended December 31, 2015 and December 31, 2016.

99.4	Unaudited Consolidated Financial Statements of Eloxx Pharmaceuticals Ltd. as of and for the nine months ended September 30, 2016 and September 30, 2017.

99.5	Pro Forma Financial Statements of Eloxx Pharmaceuticals Ltd. and Sevion Therapeutics, Inc. as of and for the year ended December 31, 2016 and the nine months ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eloxx Pharmaceuticals, Inc.

Dated: December 21, 2017

	By:	/s/ Gregory Weaver
Gregory Weaver
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement, dated as of May 31, 2017, by and among Sevion Therapeutics, Inc., Sevion Sub, Ltd. and Eloxx Pharmaceuticals Ltd. (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K on June 6, 2017).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

10.1	Consulting Agreement, dated December 1, 2014, by and between Eloxx Pharmaceuticals Ltd. and Dr. Silvia Noiman.

10.2	Offer to Gregory Weaver from Eloxx Pharmaceuticals Ltd., dated September 11, 2017.

10.3	Offer to Pedro Huertas from Eloxx Pharmaceuticals Ltd., dated April 17, 2015.

10.4	Form of Indemnification Agreement.

16.1	Letter to the SEC from RSM US LLP

23.1	Consent of Independent Registered Accounting Firm

99.1	Press Release, dated December 19, 2017.

99.2	Press Release, dated December 20, 2017.

99.3	Audited Consolidated Financial Statements of Eloxx Pharmaceuticals Ltd. as of and for the years ended December 31, 2015 and December 31, 2016.

99.4	Unaudited Consolidated Financial Statements of Eloxx Pharmaceuticals Ltd. as of and for the nine months ended September 30, 2016 and September 30, 2017.

99.5	Pro Forma Financial Statements of Eloxx Pharmaceuticals Ltd. and Sevion Therapeutics, Inc. as of and for the year ended December 31, 2016 and the nine months ended September 30, 2017.